EXHIBIT 99

PRESS RELEASE                                FOR FURTHER   C. DEE HARKEY
IMMEDIATE RELEASE                            INFORMATION:  SECRETARY & PRINCIPAL
JANUARY 27, 2000                                           ACCOUNTING OFFICER
                                                           FVNB CORP.
                                                           (361) 572-6530


                       FVNB CORP. ANNOUNCES 1999 EARNINGS


VICTORIA, TEXAS


FVNB Corp. (NASDAQ: FVNB) today announced that consolidated net income of the Company for 1999 was approximately $7.50 million, or $3.16 per share. This compares to consolidated net income of approximately $6.07 million, or $2.56 per share, for 1998. The growth in net income of approximately $1.43 million from 1998 to 1999 represents an increase of 23.56%. The Company's return on average assets of 1.18% and return on average equity of 12.72% for 1999 compare to 1.16% and 9.83%, respectively, for 1998.

As of December 31, 1999 and 1998, the Company reported total consolidated assets of approximately $655 million and $553 million, respectively. Consolidated deposits of the Company were approximately $555 million at December 31, 1999 compared to $455 million as of December 31, 1998.

"1999 was another year of record earnings and record growth for our company," said David M. Gaddis, President & Chief Executive Officer of FVNB Corp. "Continued strong performance of First Victoria National Bank combined with our acquisition of Citizens Bank of Texas, N. A. and its subsidiary, Citizens Insurance Agency, Inc., has positioned us to take advantage of new opportunities, in new markets, with new services."

Commenting on financial performance for the year, Gaddis noted strong loan growth of $96 million, or 32%, as well as growth in non-interest income of 55%, primarily as a result of trust and investment management fees, service charges, and leasing activities. Non-interest expense increased 35%, which included increased salaries and employee benefits and other costs associated with the Citizens acquisition.


NOTED FINANCIAL DATA

o Net interest income of the Company was approximately $25,024,000 in 1999 compared to $19,811,000 in 1998. This increase of approximately $5,213,000, or 26.31%, is due to overall growth in the volume of both earnings assets and interest-bearing liabilities related primarily to the Company's acquisition of Citizens Bank of Texas, N. A. and Citizens Mortgage Company. In January 1999, FVNB Corp. completed the acquisition of CBOT Financial Corporation, the parent company of Citizens Bank of Texas, N. A. and Citizens Mortgage Company. The Company acquired net loans of approximately $55,755,000 and deposits of approximately $82,432,000. Total intangible assets associated with the acquisition were approximately $9,221,000.

o Non-interest income of the Company was approximately $8,569,000 in 1999 compared to $5,539,000 in 1998. This represents an increase of approximately $3,030,000, or 54.70%. Significant components of the Company's non-interest income include trust service fee income, service charges

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    and fees on deposit accounts, and income from leasing activities.
    Non-interest income increased in 1999 due primarily to the impact of the Citizens acquisition, as well as rental income recognized as the result of the operating lease of an aircraft entered into by a wholly owned operating subsidiary of First Victoria National Bank.

o The Company reported non-interest expense of approximately $21,869,000 for 1999 compared to $16,146,000 in 1998. This represents an increase of approximately $5,723,000, or 35.45%. Significant components of non-interest expense include salaries and employee benefits, net occupancy expense, data processing expense and amortization of goodwill and intangibles. The Company experienced increases in these areas during 1999 due primarily to the Citizens acquisition and leasing activities. Amortization of goodwill and intangibles related specifically to the acquisition was approximately $588,000 in 1999.

o On January 26, 2000, the Board of Directors of FVNB Corp. declared a regular cash dividend of $.35 per share payable on February 18, 2000 to shareholders of record as of February 4, 2000.

FVNB Corp. is a multi-bank holding company whose principal operating subsidiaries are First Victoria National Bank with locations in Victoria, Port Lavaca, and Taft, Texas, and Citizens Bank of Texas N.A., with locations in New Waverly, The Woodlands, and Huntsville, Texas. As of December 31, 1999, total consolidated assets of the Company were approximately $655 million and consolidated equity capital was approximately $60 million.

["Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward looking information with respect to plans, projections or future performance of the Company, the occurrence of which involve certain risks and uncertainties detailed in the Company's filings with the Securities Exchange Commission.] Subsidiary Banks, Member FDIC

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
                                   FVNB CORP.
                   CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

                                                                 DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
CONDENSED CONSOLIDATED BALANCE SHEETS                                1999            1998           1997
-------------------------------------------------------------------------------------------------------------
                                                                                (IN THOUSANDS)
ASSETS
  Cash and due from banks ...................................      $ 26,993       $ 27,504       $ 29,548
  Federal funds sold ........................................        38,170          6,800         20,200
  Investment securities .....................................       158,776        211,918        170,360
  Loans and leases ..........................................       387,407        292,862        266,002
  Premises and equipment ....................................        30,693          9,404          9,753
  Goodwill ..................................................        10,719          1,821          1,948
  Other assets ..............................................         6,999          6,163          5,323
                                                                   --------       --------       --------
            TOTAL ASSETS ....................................      $655,184       $553,164       $500,273
                                                                   ========       ========       ========


LIABILITIES
  Deposits:
     Non interest-bearing deposits ..........................      $ 90,857       $ 77,302       $ 68,045
     Interest-bearing deposits ..............................       463,963        377,438        347,984
                                                                   --------       --------       --------
         Total deposits .....................................       554,820        454,740        416,029
  Federal funds purchased and securities
     sold under agreements to repurchase ....................         3,750         12,225         10,300
  Other borrowed funds ......................................        27,827         19,119         12,628
  Other liabilities .........................................         8,478          7,558          5,245
                                                                   --------       --------       --------
            TOTAL LIABILITIES ...............................       594,875        493,642        444,202

SHAREHOLDERS' EQUITY ........................................        60,309         59,522         56,071
                                                                   --------       --------       --------

                TOTAL LIABILITIES & SHAREHOLDERS' EQUITY ....      $655,184       $553,164       $500,273
                                                                   ========       ========       ========


CAPITAL RATIOS
  Leverage Ratio ............................................          8.40%         11.01%         11.99%
  Risk Based Ratios -
     Tier I Capital .........................................         12.23%         17.54%         18.67%
     Total Regulatory Capital ...............................         13.28%         18.55%         19.65%




                                               THREE MONTHS ENDED          TWELVE MONTHS ENDED
                                                  DECEMBER 31,                DECEMBER 31,
CONDENSED CONSOLIDATED STATEMENTS OF INCOME    1999          1998          1999          1998
----------------------------------------------------------------------------------------------
                                                  (In Thousands, Except Per Share Amounts)
Interest income .........................    $11,332       $ 9,523       $44,800       $37,535
Interest expense ........................      5,202         4,578        19,776        17,724
                                             -------       -------       -------       -------
  NET INTEREST INCOME ...................      6,130         4,945        25,024        19,811
Provision for loan and lease losses .....        140             0            86             0
                                             -------       -------       -------       -------
  NET INTEREST INCOME AFTER PROVISION
    FOR LOAN AND LEASE LOSSES ...........      5,990         4,945        24,938        19,811
Non-interest income .....................      2,445         1,470         8,569         5,539
Non-interest expense ....................      6,189         4,099        21,869        16,146
                                             -------       -------       -------       -------
  INCOME BEFORE INCOME TAXES ............      2,246         2,316        11,638         9,204
Income tax expense ......................        829           806         4,136         3,132
                                             -------       -------       -------       -------
  NET INCOME ............................    $ 1,417       $ 1,510       $ 7,502       $ 6,072
                                             =======       =======       =======       =======
Basic earnings per share ................    $   .60       $   .64       $  3.16       $  2.56
                                             =======       =======       =======       =======
Diluted earnings per share ..............    $   .57       $   .64       $  3.04       $  2.56
                                             =======       =======       =======       =======
Return on average assets ................        .86%         1.09%         1.18%         1.16%
Return on average equity ................       9.34%         9.64%        12.72%         9.83%

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